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                                                                     EXHIBIT 4.9

                            CERTIFICATE OF FORMATION

                                       OF

                           NOBLE DRILLING HOLDING LLC

                                 AUGUST 6, 2002

                  The undersigned hereby adopts the following Certificate of Formation for the purposes of forming a limited liability company pursuant to the Delaware Limited Liability Company Act:

                                    ARTICLE I

                  The name of the limited liability company is Noble Drilling Holding LLC (the "Company").

                                   ARTICLE II

                  The address of the Company's registered office and the name and address of its registered agent for service of process are as follows:

                          The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801

                                   ARTICLE III

                  The Company shall continue indefinitely, unless earlier dissolved pursuant to the provisions of the Company's limited liability company agreement or applicable law.

                  In WITNESS WHEREOF, the undersigned has executed this Certificate of Formation to be effective as of the date first above written.

                                        By:   /s/ Courtney York
                                             -----------------------------------
                                                 Courtney York
                                                 Authorized Person